Audacy, Inc.
Audacy 2022 Equity Compensation Plan
Director - Restricted Stock Unit Grant

    This RESTRICTED STOCK UNIT GRANT (the “Instrument”) is delivered by Audacy, Inc. (the “Company”) to the Grantee listed below as follows:

    Grantee:        [●]

    Date of Grant:        [●]

RECITALS

    A.    The Audacy 2022 Equity Compensation Plan (the “Plan”) provides for the grant of restricted stock units to directors, employees and certain consultants and advisors of the Company, in accordance with the terms and conditions of the Plan. Except as otherwise specifically set forth herein, all capitalized terms utilized herein shall have the respective meanings ascribed to them in the Plan.

    B.    The Administrator has determined that it is to the advantage and interest of the Company to make a restricted stock unit grant as an inducement for Grantee to continue as a member of the Board of Directors of the Company and to promote the best interests of the Company and its shareholders.

    C.    This Instrument is granted under, and expressly subject to, the terms and conditions of the Plan, which terms and conditions are hereby incorporated into this Restricted Stock Unit Grant Agreement (the “Agreement”) by this reference.

    NOW, THEREFORE, the parties to this Instrument, intending to be legally bound hereby, agree as follows:

    1.    Restricted Stock Unit Grant. Subject to the terms and conditions set forth in this Instrument and in the Plan, the Company hereby grants to Grantee the right to receive the following Award of Restricted Stock Units (the “Restricted Stock Units”), which entitles Grantee to receive one share of Class A common stock of the Company (“Common Share” or “share”) for each Restricted Stock Unit pursuant to the terms and conditions set forth in this Agreement. The Restricted Stock Units may not be transferred by Grantee or subjected to any security interest until the Restricted Stock Units vest pursuant to this Agreement and the Plan.

    Number of RSUs Granted:        [●]

    2.    Vesting of the Restricted Stock Units. Subject to the conditions described in Paragraph 1 above:

        a.    The Restricted Stock Units shall vest according to the following schedule (“Vesting Schedule”), provided and on the condition that Grantee has served as a Director of the Company through the applicable Vesting Date, except as otherwise provided herein:

Vesting Dates	Number of Restricted Stock Units Vested
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

        b.    In addition, if Grantee’s End of Service Date (as defined in Paragraph 2(c) below) is due to (i) Grantee’s death; or (ii) Grantee’s failure to be reelected as a Director despite Grantee’s willingness to continue to serve as a Director; then the Restricted Stock Units shall become fully vested. In all other events and notwithstanding anything herein to the contrary, Grantee shall forfeit all rights with respect to any portion of the Restricted Stock Units (and the underlying Common Shares) that have not yet vested as of Grantee’s End of Service Date.

        c.    For purposes of this Award, Grantee’s “End of Service Date”, unless otherwise specified by the Administrator, shall be the date of cessation of Grantee’s service to the Company as a Director.

    3.    Certificates. Unless the Administrator determines otherwise, certificates representing the Common Shares underlying the Restricted Stock Units will not be issued by the Company until the Restricted Stock Units vest and settle in shares. Upon settlement of the Restricted Stock Units, Grantee will receive a certificate representing (or electronic delivery of) the Common Shares underlying the vested Restricted Stock Units. Unless otherwise determined by the Administrator, the Restricted Stock Units shall settle as soon as practicable after the applicable Vesting Date, to the extent the terms and conditions herein are satisfied.

    4.    Certain Rights During Restriction Period.

        a.    Voting. During the period before the Restricted Stock Units vest and settle, including any period of deferral between vesting and settlement (the “Restriction Period”) Grantee shall not be entitled to vote the Common Shares underlying the Restricted Stock Units.

        b.    Dividend Equivalents. During the Restriction Period, Grantee shall not be entitled to receive any cash dividends with respect to the Common Shares underlying the Restricted Stock Units; provided that, upon settlement of the Restricted Stock Units, the Company shall pay Grantee an amount equal to the aggregate of all dividends per Common Share which were paid on the Common Shares underlying the Restricted Stock Units that vested and settled upon the lapse of the Restriction Period.

        c.    Non-Cash Dividends; Reclassifications, Split Up; Etc. During the Restriction Period, in the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event, the shares or other property issued or declared with respect to the outstanding and unvested Restricted Stock Units shall be subject to the same Vesting Schedule and terms and conditions relating to vesting as the Restricted Stock Units to which they relate.

    5.    Nonassignability of Rights. During the Restriction Period, the Restricted Stock Units may not be assigned, transferred, pledged or otherwise disposed of by Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null and void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without Grantee’s consent.

    6.    Change in Control. In the event of a Change in Control, Section 14(b) of the Plan shall govern and the Administrator may take such actions as it deems appropriate to the extent permitted by the Plan.

    7.    Award Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms and conditions of the Plan shall govern. For the avoidance of doubt, this Award is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares, (iii) changes in capitalization of the Company, (iv) compliance with applicable federal communications laws, and (v) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

    8.    No Employment or Other Rights. This Award shall not confer upon Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate Grantee’s employment or service at any time. The right of the Company to terminate at will Grantee’s employment or service at any time for any reason is specifically reserved.

    9.    Section 409A. The Award is intended to be exempt from, or to the extent subject thereto, comply with Section 409A, and, accordingly, to the maximum extent permitted, the Award shall be interpreted in accordance therewith. Each amount to be paid or benefit to be provided under this Award shall be construed as a separate identified payment for purposes of Section 409A. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, Grantee shall not be considered to have experienced an End of Service Date and no payment shall be due Grantee under this Award until Grantee would be considered to have incurred a “separation from service” from the Company or any Subsidiary of the Company within the meaning of Section 409A. The Company makes no representation that any or all of the payments described in this Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

    10.    Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, void or unenforceable, in whole or in part, such holding shall in no way affect any other provisions of this Agreement or the validity or enforcement of the remainder of this Agreement, and any provision thus affected shall itself be modified only to the extent necessary to bring the provision within the applicable requirements of the law.

    11.    Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

    12.    Entire Agreement. This Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations between the parties.

*********

    IN WITNESS WHEREOF, Audacy, Inc. has caused one of its duly authorized officers to execute and attest this Instrument, and Grantee has placed Grantee’s signature hereon, effective as of the Date of Grant.

                        AUDACY, INC.
                        By: ________________________________
                            David J. Field, Chief Executive Officer

GRANTEE

                        By: ________________________________
                            [•]

    4